UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 28, 2016

CISCO SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

California	0-18225	77-0059951
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 West Tasman Drive, San Jose, California	95134-1706
(Address of principal executive offices)	(Zip Code)

(408) 526-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 28, 2016, the Board of Directors (the “Board”) of Cisco Systems, Inc. (“Cisco”) adopted amendments to Cisco’s Amended and Restated Bylaws (the “Bylaws”) to implement proxy access. As amended, the Bylaws include a new Section 2.14 permitting a shareholder, or a group of up to 20 shareholders, owning continuously for at least three years a number of Cisco shares that constitutes at least 3% of Cisco’s outstanding shares, to nominate and include in Cisco’s proxy materials director nominees constituting up to the greater of two individuals or 20% of the Board, provided that the shareholder(s) and the nominee(s) satisfy the requirements specified in the Bylaws. The amended Bylaws also reflect certain conforming and clarifying changes in Sections 2.04, 2.11, 2.12 and 2.13 of the Bylaws.

In addition, Section 2.12 of the Bylaws, regarding advance notice of shareholder proposals and director nominations, was amended to enhance the disclosure requirements with respect to the ownership of Cisco securities, including disclosure about the direct or indirect ownership of derivative instruments, short positions and performance-related fees.

The foregoing description of the amendments to Cisco’s Bylaws is qualified in its entirety by reference to the amended and restated Bylaws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Cisco Systems, Inc., as currently in effect.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CISCO SYSTEMS, INC.

Dated: July 29, 2016	By:	/s/ Evan Sloves
	Name:	Evan Sloves
	Title:	Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Cisco Systems, Inc., as currently in effect.